EXHIBIT 4

CASABLANCA CAPITAL LP, DONALD G. DRAPKIN AND DOUGLAS TAYLOR (COLLECTIVELY, "CASABLANCA") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY CASABLANCA AND CELSO LOURENCO GONCALVES (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF CLIFFS NATURAL RESOURCES INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, OKAPI PARTNERS LLC, CASABLANCA'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

Casablanca Capital LP, together with the individuals named below (collectively, the "Participants"), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of Cliffs Natural Resources Inc. (the "Company") in connection with the 2014 annual meeting of stockholders (the "Proxy Solicitation").

The Participants currently include (i) Casablanca Capital LP ("Casablanca"); (ii) Donald G. Drapkin ("Mr. Drapkin"); (iii) Douglas Taylor ("Mr. Taylor" and together with Casablanca and Mr. Drapkin, the "Casablanca Parties"); and (iv) Lourenco Goncalves ("Mr. Goncalves"), who has agreed to serve on a slate of nominees proposed by Casablanca for election as directors at the 2014 annual meeting.

Casablanca's principal business is to serve as an investment advisor, exempt from registration with the Securities and Exchange Commission (the "SEC") under the Investment Advisers Act of 1940, as amended, on behalf of various clients, including individuals and institutions. The principal occupation of Mr. Drapkin is serving as a co-managing member of Casablanca Capital GP, LLC, the general partner of Casablanca ("Casablanca GP") and as a member of the management committee and the Chairman of Casablanca. The principal occupation of Mr. Taylor is serving as a co-managing member of Casablanca GP and as a member of the management committee and the Chief Executive Officer of Casablanca. The principal occupation of Mr. Goncalves is to manage a portfolio of personal investments.

The principal business address of Casablanca is 450 Park Avenue, Suite 1403, New York, NY 10022. The principal business address of Mr. Drapkin and Mr. Taylor is c/o Casablanca Capital LP, 450 Park Avenue, Suite 1403, New York, NY 10022. The principal business address of Mr. Goncalves is 2716 Aqua Vista Blvd., Fort Lauderdale, Florida 33301.

As of the close of business on February 12, 2014, the Participants may be deemed to beneficially own an aggregate of 7,957,520 shares of common stock, par value $0.125 per share (the "Common Stock"), constituting approximately 5.2% of the Company's outstanding Common Stock. The aggregate number and percentage of shares of Common Stock reported herein are based upon the 153,124,101 shares of Common Stock outstanding as of October 21, 2013, as reported in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2013, filed with the Securities and Exchange Commission on October 25, 2013.

Of the 7,907,520 shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the Casablanca Parties: (a) 1,000 shares of Common Stock are held by Mr. Drapkin in record name; (b) 7,906,520 shares of Common Stock may be deemed to be beneficially owned by Casablanca by virtue of investment management agreements with a separate managed account; (c) 7,907,520 shares of Common Stock (including the 1,000 shares of Common Stock held by Mr. Drapkin in record name) may be deemed to be beneficially owned by Mr. Drapkin, a United States citizen, by virtue of his direct ownership and his direct and indirect control of Casablanca; and (d) 7,906,520 shares of Common Stock may be deemed to be beneficially owned by Mr. Taylor, a United States citizen, by virtue of his direct and indirect control of Casablanca. In addition, Mr. Goncalves, a United States citizen, may be deemed to beneficially own 50,000 shares of Common Stock.

As a result of the Proxy Solicitation, the Casablanca Parties and Mr. Goncalves may be deemed to be a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Collectively, the Casablanca Parties and Mr. Goncalves may be deemed to beneficially own 7,957,520 shares of Common Stock, representing approximately 5.2% of the outstanding shares of Common Stock.